                            ASSET PURCHASE AGREEMENT




         AGREEMENT made as of January 1, 1998 between JDT WebwerX LLC, 168 Monmouth Road, Oakhurst, New Jersey 07755 ("Seller"), and Internet Broadcasting System, Inc. (d/b/a IBS Interactive, Inc.) a Delaware Corporation with its main office located at 2 Ridgedale Avenue, Cedar Knolls, New Jersey 07927 ("Purchaser").

                                    Recitals

         Seller owns and operates an applications development and Internet access business (the "Business") in New Jersey.

         Purchaser desires to purchase from Seller, and Seller desires to sell to Purchaser, the Business, as a going concern, exclusive of cash and accounts receivable and free of any obligations for accounts payable or other liabilities of Seller.

         It is therefore agreed:

         1. Sale of business. Seller shall sell to Purchaser and Purchaser shall purchase and acquire the Business owned and operated by Seller at 168 Monmouth Road, Oakhurst, New Jersey 07755, as a going concern. Such sale shall include the following: the goodwill of the Business; the exclusive right to use the trade name JDT; the equipment of the Business as set forth in Schedule A attached hereto and made a part hereof; all records, book of account, customers' lists and correspondence, files, research data, drawings, and work in process at the date of closing; and, all contracts with the clients of the Business (collectively, the "Transferred Assets").

         2. Exclusions. This sale does not include any cash on hand or in banks at the date of closing. This sale does not include any accounts receivable due the Business at the date of closing, or accounts receivable paid after that date for Internet access services for periods before the date of closing (collectively, the "Excluded Assets"). For the purpose of this Agreement, "Internet access provided before the date of closing" includes Internet access and other services provided to a client before January 1, 1998 (the "Closing Date").

         3. Collection of accounts receivable. All checks or other proceeds received by Purchaser in payment of accounts receivable due the Business at the date of closing and in payment of accounts receivable for Internet access services provided prior to the date of closing shall be timely turned over to Seller in the form in which they are received. Seller may endorse the name of Seller on all such checks and other proceeds, and shall deposit them in a bank account maintained in its own name. Seller covenants that funds in this bank account will first be used to pay all accounts payable and other liabilities incurred by the Business up to the date of closing, including liabilities for or in connection with Internet access before the date of closing.

         4. Obligations of Seller. All accounts payable and other liabilities incurred by the Business up to the date of closing, including liabilities for or in connection with the provision of Internet access services before the date of closing, shall be paid by Seller, who shall indemnify and hold the Purchaser harmless against all such accounts payable and other liabilities. Unless specifically provided in this Agreement, Purchaser is not acquiring, directly or indirectly, any of Seller's liabilities, and no such assumption shall accrue to Purchaser by operation of law or otherwise.

         5. Contracts. Purchaser acknowledges that Seller has made no representations with respect to contracts or other arrangements with the Business's clients ("Contracts"). Purchaser assumes the risk that all such Contracts may be canceled at will, and without notice, by the Business's clients. Seller makes no representation that any Contracts are assignable.

Nevertheless, Seller undertakes, before the date of closing, to notify all the Business's present clients of the change in ownership and to urge them to continue to use the Internet access and other services offered by Seller.

         6. Purchase price. The purchase price for all the assets referred to in paragraph 1 is $35,000.00 consisting of $25,000 in cash and two (2) share of the common stock of Purchaser with a value of $5,000 per share (due and payable to Seller as set forth in Schedule B attached hereto and made a part hereof), attributable as follows: seven thousand dollars ($7,000) to the physical assets, and twenty-eight thousand dollars ($28,000) to Sellers goodwill, trade name, and other intangible assets.

         7. Conduct of Business Pending Closing. Between the date of this Agreement and the date of closing, Seller shall: conduct the Business in the same manner in which it has previously been conducted; not increase the compensation payable to any employee or any employee benefits; use its best efforts to preserve the organizational efficiency of the Business; and continue to maintain the standards of work achieved by Seller. The covenants set forth in this paragraph shall not survive the closing.

         8. Representations of Seller. Seller represents and warrants to
Purchaser:

                  a) The assets to be transferred to Purchaser under this Agreement, whether tangible or intangible, shall be at the time of transfer, free of all liens, security interests, claims, and encumbrances.

                  b) Seller is not in breach or default of any contract, lease, or arrangement to be assigned under this Agreement, and Seller shall duly perform such contracts, leases, and arrangements until closing.

                  c) Seller has not assigned or licensed any interest in the trade name AllNet Technology Services, Inc. and has all right and title to use such trade name.

                  d) There are no outstanding agreements with any labor unions, or any pension or retirement plans or programs for the benefit of employees.

                  e) There are no written or oral employment agreements with any employee which are not terminable at will without penalty, and salaries and wages are not in arrears.

                  f) Seller has and shall continue to make current and timely payment of federal and New Jersey employee withholding taxes, New Jersey sales taxes, and all other taxes, other than income taxes, which are due or may become due by reason of the operation of the Business to be transferred.

                  g) There are no actions or proceedings pending or threatened against Seller or the Business.

                  h) Seller has not engaged a broker for the sale of the Business, and no broker is involved in this transaction.

                  i) Neither Seller nor the Business is insolvent, and neither will be rendered insolvent by this sale.

                  j) All of Seller's equipment set forth in Schedule A is in good operating condition and repair.

                  k) Seller has complied with applicable federal, state, and local laws in any and all ways related to the conduct and operation of the Business.

                  l) No special consents are required to carry out the transaction contemplated by this Agreement.

                           The representations and warranties in this paragraph
shall survive closing.

         9. Covenant of Purchaser. Purchaser shall indemnify and hold Seller harmless from any liability on those Contracts referred to in paragraph 5, which have been initiated by Seller and which are continued by Purchaser for any period of time after the closing.

         10. Closing. The closing shall take place at the office of Purchaser, 2 Ridgedale Avenue, Cedar Knolls, New Jersey on Tuesday, January 27, 1998. Upon the payment of the portion of the purchase price due Seller, Seller shall execute and deliver a bill of sale and other instruments of transfer, covering all the assets set forth in Schedule A. All such instruments shall contain the usual covenants and warranties, and all other provisions that are necessary, in the opinion of Purchaser's counsel, to convey to Purchaser title to all such assets, free and clear of all liens, security interests, and encumbrances.

         11. Indemnification by Seller. Seller shall indemnify and hold Purchaser harmless of and from all liabilities, losses, or damages arising out of any misrepresentation, breach of warranty, or nonfulfillment of any provision of this Agreement, including, but not limited to, any error or omission in any statement delivered to Purchaser or any claim, liability, or obligation of Seller including, but not limited to the obligations imposed on Seller under paragraph 4. The indemnification shall in no event exceed the purchase price as set forth in this Agreement.

         12. Binding effect. This Agreement shall be binding upon and inure to the benefit of both the parties hereto and their respective heirs, successors, and assigns.

         13. Non-waiver. No delay or failure by either party to exercise any right hereunder, and no partial or single exercise of any such right, shall constitute a waiver of that or any other right, unless otherwise expressly provided herein.

         14. Headings. Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

         15. Governing law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

         16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         17. Time of essence. Time is of the essence of this Agreement.

         18. Entire agreement. This Agreement and Schedules A and B attached hereto and made a part hereof and the Bill of Sale supersede all prior agreements and constitute the entire agreement between the parties hereto with respect to the subject matter hereof.

         19. Notices. All notices hereunder shall be in writing and delivered personally or mailed by certified mail, postage prepaid, addressed to the respective parties at their last known addresses.

                     In witness whereof the parties have signed this Agreement.



JDT WEBWERX LLC


By:  /s/ Doug Trolian                                  01/27/98
     --------------------------                        --------
     Doug Trolian                                            Date
     Title:


By:  /s/ Torquato Tasso                                01/27/98
     --------------------------                        --------
     Torquato Tasso                                          Date
     Title:

INTERNET BROADCASTING SYSTEM, INC.
  (D/b/a IBS INTERACTIVE, INC.)



By:  /s/ Nicholas Loglisci, Jr.                        01/27/98
     --------------------------                        --------
     Nicholas Loglisci, Jr.                                            Date
     President

             Amendment to JDT WebWerX, LLC Asset Purchase Agreement



         Each of IBS Interactive, Inc. ("IBS"), JDT WebWerX, LLC ("JDT"), Doug Trolian and Torquato Tasso each agree as follows:

         Section 6. Purchase Price of the Asset Purchase Agreement dated as of January 1, 1998, is hereby amended to read as follows:

         The purchase price for all the assets referred to in paragraph 1 is $35,000 (due and payable to Seller as set forth in Schedule B attached hereto and made a part hereof), attributable as follows: seven thousand dollars ($7,000) to the physical assets, and twenty eight thousand dollars ($28,000) to Seller's goodwill, trade name, and other intangible assets.

         Schedule B to the Asset Purchase Agreement is hereby amended to read as follows:

         Provided that Seller is not in breach of the terms of the Agreement, Purchaser shall pay to Seller an aggregate amount of thirty five thousand dollars ($35,000) in cash as follows: contemporaneously with the execution of this Agreement by the parties and the Bill of Sale by Seller, Purchaser shall pay to Seller nine thousand dollars ($9,000). Thereafter, Purchaser shall pay to Seller twenty six thousand dollars ($26,000) upon the effective date of the registration of Purchaser's public offering (estimated to be April 1998)


                           /s/ Doug Trolian
                           -----------------------------------------------
                           Doug Trolian, individually and on behalf of JDT


                             /s/ Torquato Tasso
                           -----------------------------------------------
                           Torquato Tasso, individually and on behalf of JDT



                           INTERNET BROADCASTING SYSTEM, INC.


                           By:  /s/ Nicholas Loglisci
                           -----------------------------------------------
                                 Nicholas Loglisci, President